Original Plan Section 6(c):

c.    Award Limitations. Awards granted under the Plan which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the following limitations:
i.    Stock Options. No Participant shall be granted Stock Options on more than 100,000 shares of Common Stock during any single calendar year.
ii.    Incentive Stock Options. The aggregate Fair Market Value (at the grant date) of the Common Stock with respect to which Incentive Stock Options are first exercisable by any Participant in any one calendar year shall not exceed $100,000.
iii.    Restricted Stock and Restricted Stock Units. No Participant shall be granted Restricted Stock and/or Restricted Stock Units in a total amount exceeding 100,000 shares of Common Stock during any single calendar year.
iv.    Stock Appreciation Rights and Other Stock-Based Awards. No Participant shall be granted Stock Appreciation Rights and/or Other Stock-Based Awards in a total amount exceeding 100,000 shares of Common Stock during any single calendar year.
Amended Plan Section 6(c):

c.    Award Limitations. Awards granted under the Plan, including but not limited to ~~which are intended to qualify as~~ performance-based compensation under Section 162(m) of the Code, shall be subject to the following limitations:
i.    Stock Options. No Participant shall be granted Stock Options on more than 100,000 shares of Common Stock during any single calendar year.
ii.    Incentive Stock Options. The aggregate Fair Market Value (at the grant date) of the Common Stock with respect to which Incentive Stock Options are first exercisable by any Participant in any one calendar year shall not exceed $100,000.
iii.    Restricted Stock and Restricted Stock Units. No Participant shall be granted Restricted Stock and/or Restricted Stock Units in a total amount exceeding 100,000 shares of Common Stock during any single calendar year.
iv.    Stock Appreciation Rights and Other Stock-Based Awards. No Participant shall be granted Stock Appreciation Rights and/or Other Stock-Based Awards in a total amount exceeding 100,000 shares of Common Stock during any single calendar year.